RENHUANG PHARMACEUTICALS INC.
INDEPENDENT DIRECTOR AGREEMENT
仁皇药业公司
独立董事协议

        This Director Agreement (the “Agreement”) is made and entered into as of April 19th 2010 , by and between Renhuang Pharmaceuticals Inc., a Nevada company (the “Company”), and Changxiong Sun, an individual (the “Director”).

          仁皇药业公司，一家内华达（“公司”）和孙长雄 个人（“董事” ）于 2010 年  4  月19日签署本董事协议（“协议”）。

I.	SERVICES
服务

1.1
Board of Directors. Director has been appointed as an independent director of the Company’s Board of Directors (the “Board”), effective immediately prior to the Company’s registration statement on Form F-1 is declared effective by the Securities and Exchange Commission, until the earlier of the date on which Director ceases to be a member of the Board for any reason or the date of termination of this Agreement in accordance with Section 5.2 hereof (such earlier date being the “Expiration Date”).The Board shall consist of Director and such other members as nominated and elected pursuant to the then-current Memorandum and Articles of Association of the Company(the “Memorandum and Articles”).

董事会。董事已经被任命为公司董事会（“董事会”）中的独立董事，证券交易管理委员会公布公司申请上市登记表 F-1生效之前立即生效，有效期直到由于任何原因使董事不再是公司董事会成员的日期或根据本协议5.2章节协议结束的日期中较早的日期（此较早日期即为“有效期 ”）。董事会应由董事和根据当时通行的公司备忘录或章程（ “备忘和章程”）任命和推选的此类其他成员组成。

1.2
Director Services. Director’s services to the Company hereunder shall include services on the Board to manage the business of the Company in accordance with applicable law and stock exchange rules as well as the Memorandum and Articles, and such other services mutually agreed to by Director and the Company (the “Director Services”).

董事服务。董事为公司提供的服务应包含协助公司董事会根据适用法律，证券交易规则，备忘和章程管理公司业务，以及董事和公司相互协商同意的其他服务（ “董事服务”）。

1.3
Audit Committee Member. You will be the member the Audit Committee of the Board, and provide independent, effective advices to the Committee and assist the Committee in fulfilling the duties set out in its charter.

审计委员会成员。你将成为董事会的审计委员会成员，并对审计委员会提供独立，有效的建议，并辅助审计委员会履行其章程中规定的义务。

II.	COMPENSATION
薪酬

2.1	Expense Reimbursement. The Company shall reimburse Director for all reasonable travel and other out-of-pocket expenses incurred in connection with the Director Services rendered by Director.
补偿费用。公司应补偿董事所有的合理差旅费和其他与董事服务相关的由董事支付的付现费用。

2.2	Fees to Director. The Company agrees to pay Director RMB3,000 per month for Board meeting attendance.
董事费用。公司同意向董事每月支付董事会议3,000 人民币费用。

2.3
Director and Officer Liability Insurance. The Company will purchase a customary director and office liability insurance policy before Director joins the Board and such policy shall cover Director to the same extent as other directors and officers covered under the policy.

董事及高管责任保险。公司将在董事加入董事会之前，购买惯常董事和高管责任保险单，并且，保险范围与该保单涉及的其他董事和高管的保险范围相同。

III.	DUTIES OF DIRECTOR
董事职责

3.1
Fiduciary Duties. In fulfilling his managerial responsibilities, Director shall be charged with a fiduciary duty to the Company and all of its shareholders. Director shall be attentive and inform himself of all material facts regarding a decision before taking action. In addition, Director’s actions shall be motivated solely by the best interests of the Company and its shareholders.

信赖义务。在履行其管理职责时，董事应对公司及所有股东承担信赖义务。在采取行动之前，董事应注意并提醒自己所有与决定相关的重要事实。此外，董事的行为应完全出于公司及其董事的最大利益。

3.2
Confidentiality. During the term of this Agreement, and for a period of one (1) year after the Expiration Date, Director shall maintain in strict confidence all information he has obtained or shall obtain from the Company, which the Company has designated as “confidential” or which is by its nature confidential, relating to the Company’s business, operations, properties, assets, services, condition(financial or otherwise), liabilities, employee relations, customers(including customer usage statistics), suppliers, prospects, technology, or trade secrets, except to the extent such information (i) is in the public domain through no act or omission of the Company, (ii) is required to be disclosed by law or a valid order by a court or other governmental body, or (iii) is independently learned by Director outside of this relationship(the “Confidential Information”).

机密性。在本协议期限内，和协议终止后的一年内，董事应对他已经从公司获得的或将要获得的已经被公司指定为“机密 ”的资料或本身具有机密性质的资料，包括有关公司的业务，经营，房产，资产，服务，现状（财务或其他），负债，员工关系，客户（包括客户使用统计数据），供货商，前景，技术或商业秘密等的资料，除非这些资料（ i）通过公司的不作为或遗漏而不受版权限制，（ ii）根据法律或法院或其他政府机构依法要求披露，或（iii）由董事在与公司的关系之外自己了解到的（称为“机密资料”）。

3.3
Nondisclosure and Nonuse Obligations. Director will use the Confidential Information solely to perform the Director Services for the benefit of the Company. Director will treat all Confidential Information of the Company with the same degree of care as Director treats his own Confidential Information, and Director will use its best efforts to protect the Confidential Information. Director will not use the Confidential Information for his own benefit or the benefit of any other person or entity, except as may be specifically permitted in this Agreement. Director will immediately give notice to the Company of any unauthorized use or disclosure by or through him, or of which he becomes aware, of the Confidential Information. Director agrees to assist the Company in remedying any such unauthorized use or disclosure of the Confidential Information.

保密和不使用责任。董事只能为公司的利益使用机密资料履行董事服务职责。董事将对待公司所有机密资料像对待他自己的机密资料一样谨慎，并且，董事将尽自己最大的努力来保护机密资料。董事将不可以因为自己的利益或任何其他个人或实体的利益而使用公司的机密资料，除非本协议做了特别许可。如果董事做出或通过他做出任何未授权使用或披露机密资料的行为，或董事知道了任何机密资料，董事将立即通知公司。董事同意协助公司补救机密资料被未授权使用或披露的情况。

3.4
Return of The Company Property. All materials furnished to Director by the Company, whether delivered to Director by the Company or made by Director in the performance of Director Services under this Agreement (the “Company Property”), are the sole and exclusive property of the Company. Director agrees to promptly deliver the original and any copies of the Company Property to the Company at any time upon the Company’s request. Upon termination of this Agreement by either party for any reason, Director agrees to promptly deliver to the Company or destroy, at the Company’s option, the original and any copies of the Company Property. Director agrees to certify in writing that Director has so returned or destroyed all such Company Property.

公司财产的归还。公司为董事配备的所有用品，不论是公司发放给董事的还是董事在根据本协议执行董事服务职责时自己添置的（称为 “公司财产”），是公司专有的排他的财产。董事同意在公司提出要求时立即交付公司财产的原版和复制版。如协议任何一方由于任何原因要终止本协议时，董事同意立即向公司交付或遵公司要求毁灭公司财产的原始版本和复制版本。董事同意书面证明，董事已经按要求归还或毁灭了所有此类公司财产。

3.5
Report. While this Agreement is in effect, the Director shall immediately report to the Company in the event: (1) the Director knows or has reason to know or should have known that any of the covenants specified in Section IV hereof is not satisfied or is not going to be satisfied; and (2) the Director simultaneously serves on an audit committee of any other public company.

汇报职责。在协议有效期内，董事将在以下情况下立即向公司汇报：（1）独立董事知晓或有原因知晓或应当知晓第四部分中的要求没有满足或不会被满足；以及（ 2）董事在任何其他上市公司的审计委员会任职。

IV.	COVENANTS OF DIRECTOR
董事承诺

4.1
No Conflict of Interest. During the term of this Agreement, and for a period of one (1) year after the Expiration Date, Director shall not be employed by, own, manage, control or participate in the ownership, management, operation or control of any business entity that is competitive with the Company or otherwise undertake any obligation inconsistent with the terms hereof, provided that Director may continue Director’s current affiliation or other current relationships with the entity or entities described on Exhibit A (all of which entities are referred to collectively as “Current Affiliations”). This Agreement is subject to the current terns and agreements governing Director’s relationship with Current Affiliations, and nothing in this Agreement is intended to be or will be construed to inhibit or limit any of Director’s obligations to Current Affiliations. Director represents that nothing in this Agreement conflicts with Director’s obligations to Current Affiliations. A business entity shall be deemed to be “competitive with the Company” for purpose of this Article IV only if and to the extent it engages in the business substantially similar to the Company’s insurance intermediary business.

无利益冲突。在本协议有效期内，以及协议终止日期之后的一年内，假如董事继续维持董事与附录A中描述的某实体或某些实体的当前从属关系或其他当前关系（此处所有实体合称为“当前从属关系 ”），那么，董事不可以受聘于，拥有，管理，控制或加入与公司存在竞争的任何企业单位的所有权，管理，经营或控制，或反过来承担任何与本协议中约定的条款不相符的责任。此协议服从当前条款以及可控制董事与“当前分支机构 ”关系的协议。 此协议中的任何条款都不可以被解释为是董事对“当前分支机构”义务的一种禁止或限制。董事表明此协议中的任何条款都不与董事对“当前分支机构 ”的义务相冲突。根据此第四条款的内容，一个商业机构应该被认定为是“与公司竞争的”，如果它从事与公司的保险媒介业务非常相似。

4.2
Noninterference with Business. During the term of this Agreement, and for a period of one (1) year after the Expiration Date, Director agrees not to interfere with the business of the Company in any manner. By way of example and not of limitation, Director agrees not to solicit or induce any employee, independent contractor, customer or supplier of the Company to terminate or breach his, her or its employment, contractual or other relationship with the Company.

不干扰业务。在此协议期间以及在终止日期后的一年内，董事同意在各方面都不干扰公司的业务。董事同意不劝诱或引诱任何雇员、独立合约人、公司的客户或供应商去终止或违反其聘用，合约或其他与公司的关系。

4.3
Non-related Party. During the term of Director’s services to the Company, the Director shall observe all applicable laws and regulations relating to independent director of a public company as promulgated from time to time, and shall not:

无关联方。在其任职期内，独立董事将遵守所有与上市公司相关的法律法规，并且不会：

4.3.1	be an employee of the Company or any parent company or subsidiary;
成为公司或其母公司、子公司的员工；

4.3.2
accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company other than the compensation for being an independent director of the Company as agreed in this Agreement;

从公司接受任何除本协议项下独立董事薪资外的咨询费，顾问费，或其他费用；

4.3.3	be an affiliated person of the Company or any parent company or subsidiary;
成为一个公司或其母公司、子公司的“关联人”

4.3.4	possess an interest in any transaction with the Company or any parent company or subsidiary, for which disclosure would be required;
在与公司或子公司的商业行为中拥有任何利益关系，如果有，需进行披露；

4.3.5	be engaged in a business relationship with the Company or any parent company or subsidiary, for which disclosure would be required.
与公司或其子公司拥有任何商业关系，如果有，需进行披露。

V.	TERM AND TERMINATION
五． 条款和终止

5.1	Term. This Agreement is effective as of the date first written above and will continue until the Expiration Date.
条款。此协议自首页标明签署日期当天生效，直至结束日时止。

5.2	Termination. Either party may terminate this Agreement at any time upon thirty (30)days prior written notice to the other party, or such shorter period as the parties may agree upon.
终止。任何一方都可随时提前30天或双方同意的更短的时间内提前书面通知对方终止此协议。

5.3	Survival. The rights and obligations contained in Articles III and IV will survive any termination or expiration of this Agreement.
延续。此第三和四部分包含的权利和义务在本协议期限届满或终止后继续有效。

VI.	MISCELLANEOUS
六．其他

6.1
Assignment.  Except as expressly permitted by this Agreement, neither party shall assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

转让。除非此协议明确许可，在没有事先书面通知另一方的情况下，任何一方都不可以分配、代表或转移此协议中的任何权利或义务。根据如前所述，此协议应限定并使双方、其各自继承人、法定代表人，继任者受益。

6.2
No Waiver. The failure of any party to insist upon the strict observance and performance of the terms of this Agreement shall not be deemed a waiver of other obligations hereunder, nor shall it be considered a future or continuing waiver of the same terms.

无弃权。任何一方如果未能严格坚持并执行此协议的条款都不应被认定为是对其他义务的弃权，也不应被认定为是对将来或相同条款的持续弃权。

6.3
Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth on the signature page of this Agreement or such other address as either party may specify in writing.

通知。此协议中要求或允许的任何通知都应以书面的形式，并且按照如下条件递送：（i）如果是个人人工递送来，也应通过个人递送去；（ii）一旦书面收到确认，应连夜递送；（iii）电子传送收到通知后应传真发送回复；或者（iv）通过邮件或挂号信，一旦确认收到，应返还要求收据。通知应发送到本协议签字页中体现的地址或者双方书面同意的其他地址。

6.4	Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, U.S.A.
管辖法律。此协议在各个方面应受到美国纽约州法律的管辖。

6.5
Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

可分割性。如果此协议中任何条款被法庭认定为违法，无效或不可执行的，那么此协议中其他条款的合法性，有效性，和执行性不应因此受到影响。

6.6
Entire Agreement. This Agreement constituted the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all Director Services undertaken by Director for the Company.

全部协议。此协议包含了双方对于主要事项的全部协议，取代了所有之前涉及到这些主要事项的所有口头或书面的全面协议。此协议的条款将管辖所有董事对公司承担的所有董事服务。

6.7
Amendments. This Agreement may only be amended, modified or changed by an agreement signed by the Company and Director. The terms contained herein may not be altered, supplemented or interpreted by any course of dealing or practices.

修改。本协议只可以通过双方签订协议的方式进行修改，修饰或变更。此处包含的条款不可以在任何处理或执行的过程中被改变，补充或者解释。

6.8	Language. This Agreement is made both in Chinese and English. Each language shall have the same effect. In the event of any discrepancy between the two languages, the English version shall prevail.
语言。本协议以中、英文书就，具有同等效力。若中、英文版本中间存在不一致之处，应以英文为准。

6.9	Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
副本。本协议以两个副本签署，其中任何一个都应被认定为是一份原件，但所有副本整体构成一个单独的协议。

Renhuang Pharmaceuticals Inc.仁皇药业公司		Independent Director 独立董事

By 签字:		By 签字:

Date 日期:	2010 04 19	Date 日期: